UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2010

OTTAWA SAVINGS BANCORP, INC.

(Exact Name of Registrant as Specified in Its Charter)

United States	0-51367	20-3074627
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

925 LaSalle Street, Ottawa, IL 61350

(Address of principal executive offices) (Zip Code)

(815) 433-2525

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On November 17, 2010, the Board of Directors of Ottawa Savings Bancorp, Inc. declared a cash dividend of $0.05 per share. The dividend will be payable on or about December 16, 2010 to stockholders of record as of December 2, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OTTAWA SAVINGS BANCORP, INC. (Registrant)

Date: November 18, 2010	By:	/S/ JON L. KRANOV
Jon L. Kranov
Chief Executive Officer